Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:
Phyllis Proffer
Director, Investor Relations
SYNNEX Corporation
Telephone: (864) 373-7354

SYNNEX Corporation Reports Fiscal 2017 Second Quarter Results

Fremont, Calif., - June 22, 2017 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal second quarter ended May 31, 2017.

	Q2 FY17	Q2 FY16	Net change
Revenue ($M)	$3,936	$3,379	16.5%
Operating income ($M)	$125.1	$75.3	66.2%
Non-GAAP operating income ($M)(1)	$141.2	$91.7	54.0%
Operating margin	3.18%	2.23%	95 bps
Non-GAAP operating margin(1)	3.59%	2.71%	88 bps
Net income attributable to SYNNEX Corporation ($M)	$73.1	$44.4	64.9%
Non-GAAP net income attributable to SYNNEX Corporation ($M)(1)	$83.2	$54.8	51.9%
Diluted EPS	$1.83	$1.11	64.9%
Non-GAAP Diluted EPS(1)	$2.08	$1.37	51.8%
(1) Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.
“Our record Q2 results reflect solid execution by the SYNNEX team,” said Kevin Murai, President and Chief Executive Officer, SYNNEX Corporation. “Both our Technology Solutions and Concentrix business segments exceeded our expectations in revenue and margin.”

Fiscal 2017 Second Quarter Highlights:

•
Technology Solutions: Revenue was $3.5 billion, up 13.5% from the prior fiscal year quarter. Adjusting for the translation effect of foreign currencies, the Technology Solutions business increased by 14.0% compared with last year. Technology Solutions generated operating income of $101.7 million, or 2.94% of segment revenue, compared with $75.8 million, or 2.49% of segment revenue, in the fiscal second quarter of 2016.

•
Concentrix: Revenue was $481.7 million, an increase of 43.4% from the $335.9 million in revenue generated during the second quarter of last year. Adjusting for the translation effect of currencies, Concentrix revenue increased 44.6% compared with last year. Operating income was $23.4 million, or 4.86% of Concentrix revenue, compared with an operating loss of $0.6 million in the prior fiscal year quarter. Non-GAAP operating income was $38.8 million, or 8.06% of segment revenue, for fiscal second quarter of 2017, compared with $15.1 million, or 4.50% of segment revenue, in the fiscal second quarter of 2016.

•	The trailing fiscal four quarters Return on Invested Capital ("ROIC") was 11.0% compared with 9.4% in the prior year fiscal second quarter. The adjusted trailing fiscal four quarters ROIC was 12.0%.

•	The debt to capitalization ratio was 33.9%, up from 27.3% in the prior fiscal year second quarter.

•	Depreciation and amortization were $19.4 million and $16.1 million, respectively.

•	Cash generated from operations was approximately $40 million for the quarter.
Fiscal 2017 Third Quarter Outlook:
The following statements are based on SYNNEX’s current expectations for the fiscal 2017 third quarter. Non-GAAP financial measures exclude the impact of the amortization of intangibles and the related tax effect thereon. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $3.90 billion to $4.10 billion.

•	Net income is expected to be in the range of $67.7 million to $70.7 million and on a Non-GAAP basis net income is expected to be in the range of $78.1 million to $81.1 million.

•	Diluted earnings per share is expected to be in the range of $1.68 to $1.76 and on a Non-GAAP basis diluted earnings per share is expected to be in the range of $1.94 to $2.02.

•	After-tax amortization of intangibles is expected to be $10.4 million, or $0.26 per share.
Share Repurchase Announcement
SYNNEX announced today that its Board of Directors has approved an anti-dilution repurchase program of up to $300 million of its Common Stock over a period of up to three years effective July 1, 2107.  Any stock repurchases may be made through open market and privately negotiated transactions, at times and in such amounts as management deems appropriate, including pursuant to one or more Rule 10b5-1 trading plans adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.
Dividend Announcement
SYNNEX announced today that its Board of Directors has declared a quarterly cash dividend of $0.25 per common share. The dividend will be payable on July 28, 2017 to stockholders of record as of the close of business on July 14, 2017.

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (800) 369-1162 in North America or (415) 228-5007 outside North America. The passcode for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded where it will be archived for one year.
About SYNNEX Corporation
SYNNEX Corporation (NYSE:SNX) is a Fortune 500 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement strategy to a broad range of enterprises. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Concentrix, a wholly-owned subsidiary of SYNNEX Corporation, offers a portfolio of strategic solutions and end-to-end business services around customer engagement strategy, process optimization, technology innovation, front and back-office automation and business transformation to clients in ten identified industry verticals. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at www.synnex.com.
Use of Non-GAAP Financial Information
SYNNEX refers to growth rates at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year periods’ currency conversion rate. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.
To supplement the financial results presented in accordance with GAAP, SYNNEX uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), non-GAAP net income attributable to SYNNEX Corporation, non-GAAP diluted earnings per share and adjusted ROIC, which are non-GAAP financial measures that exclude acquisition-related and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon.
These non-GAAP financial measures provide investors with an additional tool to evaluate operating results. Because these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business to establish operational goals, and in some cases for measuring performance for compensation purposes. SYNNEX management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures in order to assess the performance of SYNNEX’ continuing businesses and for planning and forecasting in future periods. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX' base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends. The management of SYNNEX believes the non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. A reconciliation of SYNNEX’ non-GAAP financial information to GAAP is set forth in the supplemental information table at the end of this press release.
Safe Harbor Statement
Statements in this news release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding SYNNEX’ expectations and outlook for the fiscal 2017 third quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, after-tax amortization of intangibles, currency impact, the anticipated amount, duration, method timing and other aspects of our stock repurchase program, the frequency and occurrence of dividend declarations, and the anticipated benefits of the non-GAAP financial measures, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in information technology and consumer electronics spending; the timing of the close and estimated financial impact of the Westcon-Comstor transaction; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2016 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
Copyright 2017 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency in thousands)
(unaudited)

	May 31, 2017	November 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$305,566	$380,717
Restricted cash	4,127	6,265
Short-term investments	5,287	5,109
Accounts receivable, net	1,787,381	1,756,494
Receivable from related parties	56	102
Inventories	2,112,590	1,741,734
Other current assets	110,502	104,609
Total current assets	4,325,509	3,995,030
Property and equipment, net	320,950	312,716
Goodwill	485,627	486,239
Intangible assets, net	266,532	298,550
Deferred tax assets	60,394	58,564
Other assets	69,910	64,182
Total assets	$5,528,922	$5,215,281

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$510,717	$362,889
Accounts payable	1,686,977	1,683,155
Payable to related parties	19,431	30,679
Accrued compensation and benefits	152,486	165,585
Other accrued liabilities	278,836	217,127
Income taxes payable	16,796	17,097
Total current liabilities	2,665,243	2,476,532
Long-term borrowings	579,032	601,095
Other long-term liabilities	109,321	103,217
Deferred tax liabilities	59,116	58,639
Total liabilities	3,412,712	3,239,483
SYNNEX Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	41	41
Additional paid-in capital	452,812	440,713
Treasury stock	(70,873)	(67,262)
Accumulated other comprehensive income (loss)	(76,210)	(93,116)
Retained earnings	1,810,440	1,695,400
Total SYNNEX Corporation stockholders’ equity	2,116,210	1,975,776
Noncontrolling interest	—	22
Total equity	2,116,210	1,975,798
Total liabilities and equity	$5,528,922	$5,215,281

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2017	May 31, 2016	May 31, 2017	May 31, 2016
Revenue:
Products	$3,458,243	$3,047,638	$6,504,864	$5,832,475
Services	478,025	331,861	952,273	672,646
Total revenue	3,936,268	3,379,499	7,457,137	6,505,121
Cost of revenue:
Products	(3,265,630)	(2,880,859)	(6,146,183)	(5,511,989)
Services	(298,393)	(204,610)	(596,926)	(414,910)
Gross profit	372,245	294,030	714,028	578,222
Selling, general and administrative expenses	(247,115)	(218,724)	(487,139)	(427,290)
Operating income	125,130	75,306	226,889	150,932
Interest expense and finance charges, net	(8,962)	(6,512)	(17,144)	(12,728)
Other income (expense), net	(206)	949	(529)	4,983
Income before income taxes	115,962	69,743	209,216	143,187
Provision for income taxes	(42,814)	(25,386)	(74,279)	(52,193)
Net income	73,148	44,357	134,937	90,994
Net (income) loss attributable to noncontrolling interest	—	5	—	(70)
Net income attributable to SYNNEX Corporation	$73,148	$44,362	$134,937	$90,924
Earnings per share attributable to SYNNEX Corporation:
Basic	$1.83	$1.12	$3.38	$2.29
Diluted	$1.83	$1.11	$3.37	$2.28
Weighted-average common shares outstanding:
Basic	39,533	39,283	39,513	39,254
Diluted	39,711	39,477	39,708	39,470
Cash dividends declared per share	$0.25	$0.20	$0.50	$0.40

SYNNEX Corporation
Segment Information
(currency in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2017	May 31, 2016	May 31, 2017	May 31, 2016
Revenue:
Technology Solutions	$3,458,320	$3,047,708	$6,505,016	$5,832,615
Concentrix	481,679	335,925	959,843	680,617
Inter-segment elimination	(3,731)	(4,134)	(7,722)	(8,111)
Consolidated	$3,936,268	$3,379,499	$7,457,137	$6,505,121

Operating income (loss):
Technology Solutions	$101,705	$75,815	$182,126	$143,486
Concentrix	23,425	(570)	44,741	7,291
Inter-segment elimination	—	61	22	155
Consolidated	$125,130	$75,306	$226,889	$150,932

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)

	Three Months Ended		Six Months Ended
	May 31, 2017	May 31, 2016	May 31, 2017	May 31, 2016
Revenue in Constant Currency
Consolidated
Revenue	$3,936,268	$3,379,499	$7,457,137	$6,505,121
Foreign currency translation	19,169		166
Revenue in constant currency	$3,955,437	$3,379,499	$7,457,303	$6,505,121

Technology Solutions
Revenue	$3,458,320	$3,047,708	$6,505,016	$5,832,615
Foreign currency translation	15,054		(6,522)
Revenue in constant currency	$3,473,374	$3,047,708	$6,498,494	$5,832,615

Concentrix
Revenue	$481,679	$335,925	$959,843	$680,617
Foreign currency translation	4,115		6,688
Revenue in constant currency	$485,794	$335,925	$966,531	$680,617

	Three Months Ended		Six Months Ended
	May 31, 2017	May 31, 2016	May 31, 2017	May 31, 2016
Selling, general and administrative expenses
Consolidated
GAAP selling, general and administrative expenses	$247,115	$218,724	$487,139	$427,290
Acquisition-related and integration expenses	—	568	611	1,570
Restructuring costs	—	3,997	—	3,997
Amortization of intangibles	15,649	11,362	31,716	22,750
Adjusted selling, general and administrative expenses	$231,466	$202,797	$454,812	$398,973

Technology Solutions
GAAP selling, general and administrative expenses	$90,983	$91,034	$176,705	$177,140
Amortization of intangibles	651	662	1,305	1,313
Adjusted selling, general and administrative expenses	$90,332	$90,372	$175,400	$175,827

Concentrix
GAAP selling, general and administrative expenses	$158,034	$129,637	$314,404	$253,959
Acquisition-related and integration expenses	—	568	611	1,570
Restructuring costs	—	3,997	—	3,997
Amortization of intangibles	14,998	10,700	30,411	21,437
Adjusted selling, general and administrative expenses	$143,036	$114,372	$283,382	$226,955

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)
(continued)

	Three Months Ended		Six Months Ended
	May 31, 2017	May 31, 2016	May 31, 2017	May 31, 2016
Operating income and Operating margin
Consolidated
Revenue	$3,936,268	$3,379,499	$7,457,137	$6,505,121

GAAP operating income	$125,130	$75,306	$226,889	$150,932
Acquisition-related and integration expenses	—	568	611	1,570
Restructuring costs	—	3,997	—	3,997
Amortization of intangibles	16,069	11,794	32,556	23,498
Non-GAAP operating income	$141,199	$91,665	$260,056	$179,997
Depreciation	19,413	16,700	38,873	31,174
Adjusted EBITDA	$160,612	$108,365	$298,929	$211,171

GAAP operating margin	3.18%	2.23%	3.04%	2.32%
Non-GAAP operating margin	3.59%	2.71%	3.49%	2.77%

Technology Solutions
Revenue	$3,458,320	$3,047,708	$6,505,016	$5,832,615

GAAP operating income	$101,705	$75,815	$182,126	$143,486
Amortization of intangibles	651	662	1,305	1,313
Non-GAAP operating income	$102,356	$76,477	$183,431	$144,799
Depreciation	3,402	3,575	6,878	6,888
Adjusted EBITDA	$105,758	$80,052	$190,309	$151,687

GAAP operating margin	2.94%	2.49%	2.80%	2.46%
Non-GAAP operating margin	2.96%	2.51%	2.82%	2.48%

Concentrix
Revenue	$481,679	$335,925	$959,843	$680,617

GAAP operating income (loss)	$23,425	$(570)	$44,741	$7,291
Acquisition-related and integration expenses	—	568	611	1,570
Restructuring costs	—	3,997	—	3,997
Amortization of intangibles	15,418	11,132	31,251	22,185
Non-GAAP operating income	$38,843	$15,127	$76,603	$35,043
Depreciation	16,011	13,185	32,018	24,440
Adjusted EBITDA	$54,854	$28,312	$108,621	$59,483

GAAP operating margin	4.86%	(0.17)%	4.66%	1.07%
Non-GAAP operating margin	8.06%	4.50%	7.98%	5.15%

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)
(continued)

	Three Months Ended		Six Months Ended
	May 31, 2017	May 31, 2016	May 31, 2017	May 31, 2016
Net income
Net income attributable to SYNNEX Corporation	$73,148	$44,362	$134,937	$90,924
Acquisition-related and integration expenses	—	568	611	1,570
Restructuring costs	—	3,997	—	3,997
Amortization of intangibles	16,069	11,794	32,556	23,498
Income taxes related to the above(1)	(6,006)	(5,956)	(11,775)	(10,594)
Non-GAAP net income attributable to SYNNEX Corporation	$83,211	$54,765	$156,329	$109,395

Diluted earnings per common share ("EPS")(2)
Net income attributable to SYNNEX Corporation	$73,148	$44,362	$134,937	$90,924
Less: net income allocated to participating securities	(672)	(466)	(1,250)	(965)
Net income attributable to SYNNEX Corporation common stockholders	72,476	43,896	133,687	89,959
Acquisition-related and integration expenses attributable to SYNNEX Corporation common stockholders	—	564	605	1,557
Restructuring costs attributable to SYNNEX Corporation common stockholders	—	3,957	—	3,959
Amortization of intangibles attributable to SYNNEX Corporation common stockholders	15,921	11,665	32,254	23,236
Income taxes related to the above attributable to SYNNEX Corporation common stockholders(1)	(5,949)	(5,892)	(11,664)	(10,477)
Non-GAAP net income attributable to SYNNEX Corporation common stockholders	$82,448	$54,190	$154,882	$108,234

Weighted-average number of common shares - diluted:	39,711	39,477	39,708	39,470

Diluted EPS(2)	$1.83	$1.11	$3.37	$2.28
Acquisition-related and integration expenses	—	0.01	0.02	0.04
Restructuring costs	—	0.10	—	0.10
Amortization of intangibles	0.40	0.30	0.81	0.59
Income taxes related to the above(1)	(0.15)	(0.15)	(0.29)	(0.27)
Non-GAAP Diluted EPS(3)	$2.08	$1.37	$3.90	$2.74

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(amounts in millions, except for per share amounts)
(continued)

	Forecast
	Three Months Ending August 31, 2017
	Low	High
Net income
Net income attributable to SYNNEX Corporation	$67.7	$70.7
Amortization of intangibles	16.1	16.1
Income taxes related to the above(1)	(5.7)	(5.7)
Non-GAAP net income attributable to SYNNEX Corporation	$78.1	$81.1

Diluted EPS(2)	$1.68	$1.76
Amortization of intangibles	0.40	0.40
Income taxes related to the above(1)	(0.14)	(0.14)
Non-GAAP Diluted EPS(3)	$1.94	$2.02
(1) The tax effect of the non-GAAP adjustments was calculated using the effective year-to-date tax rate during the respective periods.
(2) Diluted EPS for all periods presented is calculated using the two-class method. Unvested restricted stock awards granted to employees and non-employee directors are considered participating securities.  For purposes of calculating Diluted EPS, Net income allocated to participating securities was approximately 0.9% of the Net income attributable to SYNNEX Corporation for both the three and six months ended May 31, 2017, and 1.0% and 1.1% for the three and six months ended May 31, 2016, respectively. Net income allocated to participating securities is approximately 0.9% of the Net income attributable to SYNNEX Corporation for the three months ending August 31, 2017.
(3) The sum of the components of Non-GAAP Diluted EPS may not agree to totals, as presented, due to rounding.

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)

Return on Invested Capital ("ROIC")

	May 31, 2017	May 31, 2016
ROIC
Operating income (Trailing fiscal four quarters)	$455,553	$337,176
Income taxes on operating income(1)	(154,573)	(122,175)
Operating income after taxes	$300,980	$215,001

Total borrowings, excluding book overdraft (last five quarters average)	$913,007	$722,294
Total equity (last five quarters average)	1,986,402	1,794,895
Less: U.S. cash and cash equivalents (last five quarters average)	(161,559)	(224,869)
Total invested capital	$2,737,850	$2,292,320

ROIC	11.0%	9.4%

Adjusted ROIC
Non-GAAP operating income (Trailing fiscal four quarters)	$529,790	$397,019
Income taxes on Non-GAAP operating income(1)	(179,555)	(143,856)
Non-GAAP operating income after taxes	$350,235	$253,163

Total invested capital	$2,737,850	$2,292,320
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	182,015	137,720
Total Non-GAAP invested capital	$2,919,865	$2,430,040

Adjusted ROIC	12.0%	10.4%
(1) Income taxes on operating income was calculated using the effective year-to-date tax rates during the respective periods.

Debt to Capitalization

		May 31, 2017	May 31, 2016
Total borrowings, excluding book overdraft	(a)	$1,087,703	$704,219
Total equity	(b)	2,116,210	1,875,001
Debt to capitalization	(a)/((a)+(b))	33.9%	27.3%

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)
(continued)

Cash Conversion Cycle

		Three Months Ended
		May 31, 2017	May 31, 2016
Days sales outstanding
Revenue (products and services)	(a)	$3,936,268	$3,379,499
Accounts receivable, including receivable from related parties	(b)	1,787,437	1,512,760
Days sales outstanding	(b)/((a)/the number of days during the period)	42	41

Days inventory outstanding
Cost of revenue (products and services)	(c)	$3,564,023	$3,085,469
Inventories	(d)	2,112,590	1,378,055
Days inventory outstanding	(d)/((c)/the number of days during the period)	55	41

Days payable outstanding
Cost of revenue (products and services)	(c)	$3,564,023	$3,085,469
Accounts payable, including payable to related parties	(e)	1,706,408	1,389,600
Days payable outstanding	(e)/((c)/the number of days during the period)	44	41

Cash conversion cycle		53	41